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                                                                    EXHIBIT 10.7

                                   MEMORANDUM


         This MEMORANDUM is made and entered into as of March 11, 1998 by and among J-COM Co., Ltd., a joint stock company organized under the laws of Japan (the "Company"), DJSMR Business Partnership, a partnership organized under the laws of Japan ("DJSMR Partnership"), Nippon Motorola Ltd., a company organized under the laws of Japan and a wholly- owned subsidiary of Motorola, Inc. ("NML"), Nichimen Corporation, a company organized under the laws of Japan ("Nichimen") and ORIX Corporation, a company organized under the laws of Japan ("ORIX").

         WHEREAS, the parties hereto entered into a certain Shareholders' Agreement regarding the Company on December 15, 1997, as amended (the "Shareholders' Agreement");

         WHEREAS, Nextel International (Japan), Ltd. ("Nextel Japan") has expressed its desire to become a Shareholder in accordance with the terms of the Shareholders' Agreement, replacing NML as a Shareholder thereunder; and

         WHEREAS, in order for Nextel Japan to be able to become a Shareholder under the Shareholders' Agreement certain terms of the Shareholders' Agreement must be modified to satisfy certain of Nextel International, Inc.'s indenture requirements, as set forth in this Memorandum.

         NOW THEREFORE, in consideration of the mutual covenants, representations and warranties and subject to the terms and conditions contained herein, the parties hereto agree as follows:

Section 1. Definitions. Unless otherwise defined herein, capitalized terms used herein without definition shall have the same meanings as set forth in the Shareholders' Agreement.

Section 2. Limitation on Restricted Payments. Notwithstanding anything to the contrary in the Shareholders' Agreement, the affirmative votes of six (6) of the Directors shall be required for any investment individually or in the aggregate with all other investments to be made simultaneously in excess of 3,000,000,000 Yen, other than the following by the Company:

         (a) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof;

         (b) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America,
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         any state thereof or any foreign country recognized by the United
         States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of U.S. $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one internationally recognized statistical rating organization (provided such internationally recognized statistical rating organization's "A" rating is substantially similar to the "A" rating of at least one U.S. nationally recognized statistical rating organization) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

         (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;

         (d) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of one of the Shareholders) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher)" according to Moody's Investor Service, Inc. or its successors ("Moody's") or "A-1" (or higher) according to Standard & Poor's Ratings Services or its successors ("S&P"); and

         (e) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's.

For purposes hereof, "investment" shall mean, as to any Person, any advance, loan or other extension of credit or capital contribution to such Person or any purchase or acquisition of capital stock, bonds, notes, debentures or other similar instruments issued by such Person.

Section 3. Restrictions on Dividends. Notwithstanding anything to the contrary in the Shareholders' Agreement, the payment of dividends by the Company to the Shareholders shall be decided at a meeting of Shareholders by the affirmative vote of a majority of the outstanding Shares, and the payment of interim dividends by the Company to the Shareholders shall be decided at a Board of Directors meeting by the affirmative vote of a majority of the Directors; provided, however, that the payment of dividends or interim dividends by the Company to the Shareholders shall require the affirmative vote of two-thirds of the outstanding Shares at a meeting of Shareholders or of six
(6) of the Directors at a Board of Directors meeting, respectively, in the event any of the Initial Loans, the Initial Leases, the Nippon Motorola Loan or any other loans to the Company from the Shareholders remain outstanding.


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Section 4.       Limitations on Indebtedness and Liens.  Notwithstanding
anything to the contrary in the Shareholders' Agreement, the Company shall notify Nextel Japan whenever the Company intends to incur any Indebtedness or create any Liens other than those of which the affirmative vote of six (6) or more Directors is required under Section 5.5 (iv), (v), (vi) or (xvi) of the Shareholders' Agreement, as soon as possible prior to the incurrence of such Indebtedness or the creation of such Liens. Notwithstanding anything to the contrary in the Shareholders' Agreement, the term "Indebtedness" shall also include (a) obligations in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to (i) letters of credit securing obligations entered into in the ordinary course of business to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than three business days following such demand and (ii) letters of credit secured by cash collateral to the extent secured thereby, (b) obligations in respect of the deferred and unpaid purchase price of property or services due more than six months after the date such property is delivered or such service is completed, (c) obligations in respect of capitalized leases, and (d) obligations in respect of foreign exchange contracts, currency swap agreements, interest rate protection agreements, interest rate future agreements, interest rate option agreements, interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate hedge agreements or other similar agreements or arrangements.

Section 5. Limitations on Sale-Leaseback Transactions. Notwithstanding anything to the contrary in the Shareholders' Agreement, the affirmative votes of six (6) of the Directors shall be required for any sale-leaseback transaction by the Company if the term of the lease is for three years or greater; provided that this restriction does not apply to such lease agreement and agreements related thereto (including debt assumption agreements and assignment agreements regarding the contractor agreements) that have been approved in the Annual Business Plan.

Section 6. Conditions for the Amendments. The above amendments and modifications to the Shareholders' Agreement shall be effective only to the extent that Nextel Japan is a Shareholder of the Company and Nextel International, Inc.'s indenture requirements require such modifications in order to avoid default thereunder.

Section 7. Consent. By execution hereof, each of the parties hereto gives its consent to have Nextel Japan become a Shareholder under the Shareholders' Agreement in place of NML.

Section 8. No Other Change. Unless expressly stated herein, the terms and conditions of the Shareholders' Agreement shall remain unchanged. All references to the Shareholders' Agreement shall mean the Shareholders' Agreement as amended and modified by this Memorandum.

Section 9. Counterparts. This Memorandum may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same document.





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Section 10.      Governing Law.  The laws of Japan shall apply to this
Memorandum. This Memorandum and the obligations of the parties hereto are subject to all applicable laws, rules, court decisions, orders and regulations of Japanese governmental authorities having jurisdiction; and in the event of conflict, said laws, rules court decisions, orders and regulations of governmental authorities having jurisdiction shall control.

Section 11. Language. This Memorandum has been made both in Japanese and English and both the Japanese and English versions shall be originals, provided that the Japanese version shall control.

         IN WITNESS WHEREOF, the parties have caused this Memorandum to be signed on its behalf by its duly authorized representative as of the date first set forth above.



J-COM CO., LTD.


By: /s/ RON LANDENBERG
   ----------------------------------------------
Name:    Ron Landenberg
Title:   Representative Director and President



DJSMR BUSINESS PARTNERSHIP

By:      Nippon Motorola Ltd.
         Executive Partner

By: /s/ STEPHEN E. SHANCK
   ----------------------------------------------
Name:    Stephen E. Shanck
Title:   General Manager
         Land Mobile Products Division



NIPPON MOTOROLA LTD.


By: /s/ ISAMU KURU
   ----------------------------------------------
Name:    Isamu Kuru
Title:   President and Representative Director



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NICHIMEN CORPORATION


By: /s/ TADASHI TAKAHASHI
   ----------------------------------------------
Name:    Tadashi Takahashi
Title:   Managing Director
         Senior General Manager
         Plant & Project Division



ORIX CORPORATION


By: /s/ TSUTOMU MATSUZAKI
   ----------------------------------------------
Name:    Tsutomu Matsuzaki
Title:   Deputy General Manager
         Computer Communications Department





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